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                         INDEPENDENT AUDITORS' CONSENT        EXHIBIT 23.1

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41171 of PC Connection, Inc. of our report dated November 4, 1997 (December 29, 1997 as to the third through eighth paragraphs of Note 12), appearing in the Prospectus, which is part of such Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Boston, Massachusetts

January 12, 1998